Exhibit 99.1
Frontier Reports Fourth-Quarter and Full-Year 2024 Results

•	Delivered full-year organic revenue growth for the first time in more than 15 years
•	Accelerated full-year organic Adjusted EBITDA growth
•	Added record fiber broadband customers in 2024 while continuing to grow ARPU

DALLAS, Texas, Feb. 20, 2025 -- Frontier Communications Parent, Inc. (NASDAQ: FYBR) (“Frontier”) reported fourth-quarter and full-year 2024 results today. Additional information about the year and the past four years of the company’s turnaround can be found in its investor presentation here.

“2024 was a landmark year for Frontier, marking the culmination of an ambitious turnaround that started when we emerged from bankruptcy in 2021,” said Nick Jeffery, President and Chief Executive Officer of Frontier. “Our goal was to return the company to growth, and in less than four years, we delivered. For the first time in more than 15 years, we achieved full-year organic revenue growth, propelled by 19.2% growth in fiber customers and 13.5% growth in fiber revenues.”

Jeffery continued, “This transformation is a testament to our entire leadership team, our employees’ relentless execution, and the power of a clear strategy and shared purpose. Today, we stand as the nation’s largest pure-play fiber internet provider, bringing critical connectivity to nearly 8 million homes and businesses. I am incredibly proud of what this team has accomplished in Building Gigabit America and creating a fiber network that will have lasting value for this country for years to come.”

Full-Year 2024 Highlights

•	Added 1.3 million new fiber passings to reach 7.8 million locations passed with fiber
•	Added a record 385,000 fiber broadband customers, resulting in fiber broadband customer growth of 19.2% year-over-year
•	Consumer fiber broadband ARPU of $65.54, up 3.4% year-over-year
•	Delivered revenue of $5.94 billion, operating income of $353 million, and Adjusted EBITDA of $2.25 billion[1]
•	Executed cash capital expenditures of $2.78 billion plus $463 million of vendor financing payments, for total capital investment of $3.25 billion[2]

1 Adjusted EBITDA is a non-GAAP measure of performance. See “Non-GAAP Measures” for a description of this measure and its calculation. See Schedule A for a reconciliation of Adjusted EBITDA to net loss.
2 Cash capital investment includes capital expenditures and vendor financing payments for capital spend.

•	Generated net cash from operations of $1.62 billion
•	Achieved $597 million of gross annualized cost savings

Fourth-Quarter 2024 Highlights

•	Added 241,000 fiber passings to reach 7.8 million total locations passed with fiber
•	Added 97,000 fiber broadband customers, resulting in fiber broadband customer growth of 19.2% year-over-year
•	Consumer fiber broadband ARPU of $65.98, up 2.8% year-over-year
•	Revenue of $1.51 billion increased 5.6% year-over-year as growth in fiber-based products was partly offset by declines in copper-based products
•	Operating income of $86 million and net loss of $118 million
•	Adjusted EBITDA of $595 million increased 8.4% year-over-year driven by revenue growth and lower content expense, partially offset by higher customer acquisition costs
•	Cash capital expenditures of $792 million plus $48 million of vendor financing payments resulted in total cash capital investment of $840 million
•	Generated net cash from operations of $294 million
•	Secured a $1.5 billion delayed draw term loan to efficiently fund our fiber build

Fourth-Quarter 2024 Consumer Results

•	Consumer revenue of $798 million increased 3.1% year-over-year as growth in fiber-based products was partly offset by declines in copper-based products
•	Consumer fiber revenue of $557 million increased 15.1% year-over-year as growth in broadband was partly offset by declines in video and voice
•	Consumer fiber broadband revenue of $436 million increased 23.2% year-over-year driven by growth in both fiber broadband customers and ARPU
•	Consumer fiber broadband customer net additions of 92,000 resulted in consumer fiber broadband customer growth of 19.8% year-over-year
•	Consumer fiber broadband customer churn of 1.31% compared to 1.20% in the fourth quarter of 2023

Fourth-Quarter 2024 Business and Wholesale Results

•	Business and Wholesale revenue of $692 million increased 9.0% year-over-year primarily driven by growth in fiber-based products
•	Business and Wholesale fiber revenue of $333 million increased 19.8% year-over-year driven by growth in data and internet services
•	Business and Wholesale fiber broadband customer net additions of 5,000 resulted in Business and Wholesale fiber broadband customer growth of 10.9% year-over-year
•	Business and Wholesale fiber broadband ARPU of $100.08 increased 1.2% year-over-year[3]
•	Business and Wholesale fiber broadband customer churn of 1.31% compared to 1.17% in the fourth quarter of 2023[3]

3 Business and Wholesale churn and ARPU methodologies exclude circuits or fiber-to-the-tower churn.
2

Capital Structure

As of December 31, 2024, Frontier had total liquidity of $2.9 billion, including a cash balance of approximately $0.8 billion, capacity on our delayed draw term loan facility of $1.5 billion and approximately $0.7 billion of available borrowing capacity on its revolving credit facility. Frontier’s net leverage ratio on December 31, 2024, was approximately 4.8x4. Frontier has no long-term debt maturities prior to 2027.

Pending Acquisition by Verizon

As previously announced, on September 4, 2024, Verizon Communications Inc. (“Verizon”) and Frontier entered into a definitive agreement (the “merger agreement”) for Verizon to acquire Frontier (the “transaction”).  In light of the pending transaction, Frontier will not be hosting a conference call or providing a financial outlook.

The transaction is expected to close by the first quarter of 2026, subject to certain required regulatory approvals, and the satisfaction or waiver of the other conditions to the transaction described in the merger agreement.On February 14, 2025, the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, expired.

Investor Contact	Media Contact

Spencer Kurn	Chrissy Murray
SVP, Investor Relations	VP, Corporate Communications
+1 401-225-0475	+1 504-952-4225
spencer.kurn@ftr.com	chrissy.murray@ftr.com

About Frontier

Frontier (NASDAQ: FYBR) is the largest pure-play fiber provider in the U.S. Driven by our purpose, Building Gigabit America®, we deliver blazing-fast broadband connectivity that unlocks the potential of millions of consumers and businesses.  For more information, visit www.frontier.com.

Non-GAAP Financial Measures

Frontier uses certain non-GAAP financial measures in evaluating its performance, including EBITDA, EBITDA margin, Adjusted EBITDA, Adjusted EBITDA margin, operating free cash flow, adjusted operating expenses, and net leverage ratio, each of

4 Net leverage ratio is a non-GAAP measure. See “Non-GAAP Measures” and the condensed consolidated balance sheet data contained herein for a description and calculation of net leverage ratio.

3

which is described below. Management uses these non-GAAP financial measures internally to (i) assist in analyzing Frontier’s underlying financial performance from period to period, (ii) analyze and evaluate strategic and operational decisions, (iii) establish criteria for compensation decisions, and (iv) assist in the understanding of Frontier’s ability to generate cash flow and, as a result, to plan for future capital and operational decisions. Management believes that the presentation of these non-GAAP financial measures provides useful information to investors regarding Frontier’s financial condition and results of operations because these measures, when used in conjunction with related GAAP financial measures, (i) provide a more comprehensive view of Frontier’s core operations and ability to generate cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation, and planning decisions, and (iii) present measurements that investors and rating agencies have indicated to management are useful to them in assessing Frontier and its results of operations.

A reconciliation of these measures to the most comparable financial measures calculated and presented in accordance with GAAP is included in the accompanying tables. These non-GAAP financial measures are not measures of financial performance or liquidity under GAAP, nor are they alternatives to GAAP measures, and they may not be comparable to similarly titled measures of other companies.

EBITDA is defined as net income (loss) less income tax expense (benefit), interest expense, investment and other income (loss), pension settlement costs, reorganization items, and depreciation and amortization. EBITDA margin is calculated by dividing EBITDA by total revenue.

Adjusted EBITDA is defined as EBITDA, as described above, adjusted to exclude certain pension/OPEB expenses, restructuring costs and other charges, stock-based compensation, and certain other non-recurring items. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by total revenue.

Management uses EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin to assist it in comparing performance from period to period and as measures of operational performance. Management believes that these non-GAAP measures provide useful information for investors in evaluating Frontier’s operational performance from period to period because they exclude depreciation and amortization expenses related to investments made in prior periods and are determined without regard to capital structure or investment activities. By excluding capital expenditures, debt repayments and dividends, among other factors, these non-GAAP financial measures have certain shortcomings. Management compensates for these shortcomings by utilizing these non-GAAP financial measures in conjunction with the comparable GAAP financial measures.

4

Management defines operating free cash flow as net cash provided from operating activities less capital expenditures, less payments on vendor financing related to capital expenditures. Management uses operating free cash flow to assist it in comparing liquidity from period to period and to obtain a more comprehensive view of Frontier’s core operations and ability to generate cash flow. Management believes that this non-GAAP measure is useful to investors in evaluating cash available to service debt and pay dividends. This non-GAAP financial measure has certain shortcomings; it does not represent the residual cash flow available for discretionary expenditures, as items such as debt repayments are not deducted in determining such measure. Management compensates for these shortcomings by utilizing this non-GAAP financial measure in conjunction with the comparable GAAP financial measure.

Adjusted operating expenses is defined as operating expenses adjusted to exclude depreciation and amortization, restructuring and other charges, certain pension/OPEB expenses, stock-based compensation, and certain other non-recurring items. Investors have indicated that this non-GAAP measure is useful in evaluating Frontier’s performance.

Net leverage ratio is calculated as net debt (total debt less cash and cash equivalents and short-term investments) divided by Adjusted EBITDA for the most recent four quarters. Investors have indicated that this non-GAAP measure is useful in evaluating Frontier’s debt levels.

The information in this press release should be read in conjunction with the financial statements and footnotes contained in Frontier’s documents filed with the SEC.

5

Forward-Looking Statements

This release contains “forward-looking statements” related to future events, including our 2025 outlook. Forward-looking statements address our expectations or beliefs concerning future events, including, without limitation, the proposed merger with Verizon (the “Merger”), future operating and financial performance, our ability to implement our ability to implement strategic initiatives, such as our fiber build and fiber penetration and our ability to realize cost saving initiatives, our ability to comply with the covenants in the agreements governing our indebtedness, our capital expenditures, and other matters. These statements are made on the basis of management’s views and assumptions, as of the time the statements are made, regarding future events and performance and contain words such as „expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “may,” ”will,” ”would,” or ”target.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. A wide range of factors could materially affect future developments and performance, including but not limited to: the risk that the Merger may not be completed in a timely manner or at all;  the possibility that any or all of the various conditions to the consummation of the Merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement relating to the Merger, including in circumstances which would require us to pay a termination fee;  the effect of the pendency of the Merger on our ability to attract, motivate or retain key executives and employees, our ability to maintain relationships with our customers, suppliers and other business counterparties, or our operating results and business generally; risks related to the Merger diverting management’s attention from our ongoing business operations; the risk that the Company’s stock price may decline significantly if the Merger is not consummated; our significant indebtedness, our ability to incur substantially more debt in the future, and covenants in the agreements governing our current indebtedness that may reduce our operating and financial flexibility; declines in Adjusted EBITDA and revenue relative to historical levels that we are unable to offset; economic uncertainty, volatility in financial markets, and rising interest rates could limit our ability to access capital or increase the cost of capital needed to fund business operations; our ability to successfully implement strategic initiatives and realize productivity improvements; our ability to secure necessary construction resources, materials and permits for our fiber buildout initiative in a timely and cost-effective manner; inflationary pressures on costs, including tight labor markets, increased fuel and electricity costs and potential disruptions in our supply chain, which could adversely impact our financial condition or results of operations and hinder our fiber expansion plans; our ability to effectively manage our operations, operating expenses, capital expenditures, debt service requirements and cash paid for income taxes and liquidity; the impact of potential information technology or data security breaches or other cyber-attacks or other disruptions; the impact of laws and regulations relating to the handling of privacy and data protection; competition from cable, wireless carriers, satellite providers, wireline carriers, fiber “overbuilders” and over the top companies, and the risk that we will not respond on a timely or profitable basis; our ability to successfully adjust to changes in the communications industry, including the effects of technological changes and competition on our capital expenditures, products and service offerings; our ability to retain or attract new customers and to maintain relationships with existing customers, including wholesale customers; our reliance on a limited number of key supplies and vendors; declines in revenue from our voice services, switched and nonswitched access and video and data services that we cannot stabilize or offset with increases in revenue from other products and services; our ability to secure, continue to use or renew intellectual property and other licenses used in our business; our ability to dispose of certain assets or asset groups or to make acquisition of certain assets on terms that are attractive to us, or at all; the effects of changes in the availability of and requirements for receiving federal and state universal service funding, grants or other subsidies and our ability to obtain future subsidies; our ability to comply with applicable CAF II and RDOF requirements and the risk of discontinuance of funding,  penalties or obligations to return certain CAF II and RDOF funds; our ability to defend against litigation or government investigations and potentially unfavorable results from current pending and future litigation or investigations; our ability to comply with applicable federal and state consumer protection requirements; the effects of governmental legislation and regulation on our business, including costs, disruptions, possible limitations on operating flexibility and changes to the competitive landscape resulting from such legislation or regulation; the impact of regulatory, investigative and legal proceedings and legal compliance risks; our ability to effectively manage service quality in the states in which we operate and meet mandated service quality metrics or regulatory requirements; the effects of changes in income tax rates, tax laws, regulations or rulings, or federal or state tax assessments, including the risk that such changes may benefit our competitors more than us, as well as potential future decreases in the value of our deferred tax assets; the effects of changes in accounting policies or practices; our ability to successfully renegotiate union contracts; the effects of increased medical expenses and pension and postemployment expenses; changes in pension plan assumptions, interest rates, discount rates, regulatory rules and/or the value of our pension plan assets; the impact of adverse changes in economic, political and market conditions in the areas that we serve, the U.S. and globally, including but not limited to, disruption in our supply chain, inflation in pricing for key materials or labor, the imposition of trade tariffs or other adverse changes resulting from epidemics, pandemics and outbreaks of contagious diseases, natural disasters, economic or political instability, terrorist attacks and wars, including the ongoing war in Ukraine and the Israel–Hamas war, or other adverse widespread developments; potential adverse impacts of climate change and increasingly stringent environmental laws, rules and regulations, and customer expectations and other environmental liabilities; potential adverse impacts from natural disasters, wildfires and other severe weather events impacting our network, operations and customer base in certain markets; market overhang due to substantial common stock holdings by our former creditors; certain provisions of Delaware law and our certificate of incorporation that may prevent efforts by our stockholders to change the direction or management of our company; and certain other factors set forth in our other filings with the SEC. This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative and is not intended to be exhaustive. You should consider these important factors, as well as the risks and other factors contained in Frontier’s filings with the SEC, including our most recent report on Form 10-K. These risks and uncertainties may cause actual future results to be materially different than those expressed in such forward-looking statements. We do not intend, nor do we undertake any duty, to update any forward-looking statements.

6

Frontier Communications Parent, Inc.
Unaudited Financial Data
	For the three months ended	For the three months ended	For the three months ended
	December 31,	September 30,	December 31,
($ in millions and shares in thousands, except per share amounts)	2024	2024	2023

Statements of Operations Data
Revenue	$1,506	$1,489	$1,426

Operating expenses:
Cost of service	534	538	510
Selling, general, and administrative expenses	421	427	396
Depreciation and amortization	429	410	375
Restructuring costs and other charges	36	28	25
Total operating expenses	1,420	1,403	1,306

Operating income	86	86	120

Investment and other income (loss), net	(12)	29	177
Interest expense	(203)	(203)	(193)

Income (loss) before income taxes	(129)	(88)	104
Income tax expense (benefit)	(11)	(6)	87

Net income (loss)	$(118)	$(82)	$17

Weighted average shares outstanding - basic	249,185	248,986	245,799
Weighted average shares outstanding - diluted	249,185	248,986	249,576

Basic net earnings (loss) per common share	$(0.47)	$(0.33)	$0.07
Diluted net earnings (loss) per common share	$(0.47)	$(0.33)	$0.07

Other Financial Data:
Capital expenditures	$792	$699	$329

Frontier Communications Parent, Inc.
Unaudited Financial Data
	For the year ended	For the year ended
	December 31,	December 31,
($ in millions and shares in thousands, except per share amounts)	2024	2023

Statements of Income Data
Revenue	$5,937	$5,751

Operating expenses:
Cost of service	2,110	2,125
Selling, general, and administrative expenses	1,725	1,646
Depreciation and amortization	1,625	1,415
Restructuring costs and other charges	124	73
Total operating expenses	5,584	5,259

Operating income	353	492

Investment and other income, net	105	278
Interest expense	(804)	(653)

Income (loss) before income taxes	(346)	117
Income tax expense (benefit)	(24)	88
Net income (loss)	$(322)	$29

Weighted average shares outstanding - basic	248,184	245,517
Weighted average shares outstanding - diluted	248,184	248,549

Basic net earnings (loss) per common share	$(1.30)	$0.12
Diluted net earnings (loss) per common share	$(1.30)	$0.12

Other Financial Data:
Capital expenditures	$2,783	$3,211

Frontier Communications Parent, Inc.
Unaudited Financial Data
	For the quarter ended
	December 31,	September 30,	December 31,
($ in millions)	2024	2024	2023

Selected Statement of Income Data
Revenue:
Data and Internet services	$1,029	$1,004	$897
Voice services	297	301	329
Video services	79	83	97
Other	85	83	86
Revenue from contracts with customers	1,490	1,471	1,409
Subsidy and other revenue	16	18	17
Total revenue	$1,506	$1,489	$1,426

Other Financial Data
Revenue:
Consumer	$798	$789	$774
Business and wholesale	692	682	635
Revenue from contracts with customers	$1,490	$1,471	$1,409

Fiber	$890	$867	$762
Copper	600	604	647
Revenue from contracts with customers	$1,490	$1,471	$1,409

	For the year ended	For the year ended
	December 31,	December 31,
($ in millions)	2024	2023

Selected Statement of Income Data
Revenue:
Data and Internet services	$3,963	$3,534
Voice services	1,231	1,373
Video services	344	430
Other	335	339
Revenue from contracts with customers	5,873	5,676
Subsidy and other revenue	64	75
Total revenue	$5,937	$5,751

Other Financial Data
Revenue:
Consumer	$3,163	$3,097
Business and wholesale	2,710	2,579
Revenue from contracts with customers	$5,873	$5,676

Fiber	$3,402	$2,997
Copper	2,471	2,679
Revenue from contracts with customers	$5,873	$5,676

Frontier Communications Parent, Inc.
Unaudited Operating Data
	As of and for the three months ended			For the year ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023

Broadband customer metrics (1)
Broadband customers (in thousands)	3,094	3,057	2,943	3,094	2,943
Net customer additions	37	47	30	151	75

Consumer customer metrics
Customers (in thousands)	3,193	3,176	3,129	3,193	3,129
Net customer additions (losses)	17	22	11	64	(4)
Average monthly consumer revenue per customer	$83.58	$83.12	$82.54	$83.53	$82.53
Customer monthly churn	1.68%	1.80%	1.43%	1.65%	1.52%

Employees	13,025	12,950	13,297	13,025	13,297

(1)	Amounts presented include related metrics for our wholesale customers.

Frontier Communications Parent, Inc.
Condensed Consolidated Balance Sheet Data
($ in millions)	December 31, 2024	December 31, 2023

ASSETS
Current assets:
Cash and cash equivalents	$750	$1,125
Short-term investments	-	1,075
Accounts receivable, net	379	446
Other current assets	131	135
Total current assets	1,260	2,781

Property, plant and equipment, net	15,678	13,933
Other assets	3,676	3,979
Total assets	$20,614	$20,693

LIABILITIES AND EQUITY
Current liabilities:
Long-term debt due within one year	$10	$15
Accounts payable and other current liabilities	2,279	2,260
Total current liabilities	2,289	2,275

Deferred income taxes and other liabilities	1,833	1,893
Long-term debt	11,551	11,246
Equity	4,941	5,279
Total liabilities and equity	$20,614	$20,693

	As of December 31, 2024
Leverage Ratio
Numerator:
Long-term debt due within one year	$10
Long-term debt	11,551
Total debt	$11,561
Less: Cash and cash equivalents	(750)
Net debt	$10,811

Denominator:
Adjusted EBITDA - last 4 quarters	$2,251

Net Leverage Ratio	4.8	x

Frontier Communications Parent, Inc.
Unaudited Consolidated Cash Flow Data
	For the three months ended
	December 31, 2024	December 31, 2023
($ in millions)

Cash flows provided from (used by) operating activities:
Net (loss) income	$(118)	$17
Adjustments to reconcile net loss to net cash provided from (used by) operating activities:
Depreciation and amortization	429	375
Pension/OPEB special termination benefit enhancements	1	-
Stock-based compensation	14	27
Amortization of premium	(5)	(4)
Bad debt expense	9	11
Other adjustments	-	3
Deferred income taxes	(9)	79
Change in accounts receivable	31	(8)
Change in long-term pension and other postretirement liabilities	14	(176)
Change in accounts payable and other liabilities	(91)	(46)
Change in prepaid expenses, income taxes, and other assets	19	18
Net cash provided from operating activities	294	296

Cash flows provided from (used by) investing activities:
Capital expenditures	(792)	(329)
Purchases of short-term investments (1)	-	(425)
Sale of short-term investments (1)	-	625
Purchases of long-term investments	-	1
Proceeds from sale of asset	8	18
Other	1	5
Net cash used by investing activities	(783)	(105)

Cash flows provided from (used by) financing activities:
Long-term debt payments	(2)	(4)
Payments of vendor financing	(48)	(5)
Financing costs paid	(2)	(6)
Finance lease obligation payments	(8)	(7)
Proceeds from sale and lease-back transactions	-	9
Taxes paid on behalf of employees for shares withheld	(16)	-
Other	(4)	7
Net cash used by financing activities	(80)	(6)

Increase (Decrease) in cash, cash equivalents, and restricted cash	(569)	185
Cash, cash equivalents, and restricted cash at the beginning of the period	1,480	1,054

Cash, cash equivalents, and restricted cash at the end of the period	$911	$1,239

Supplemental cash flow information:
Cash paid during the period for:
Interest	$270	$262
Income tax payments (refunds), net	$(2)	$(1)

Non-cash investing activities:
Increase (Decrease) in capital expenditures due to changes in accounts payable and accrued liabilities	$(37)	$188
Increase (Decrease) in capital expenditures due to changes in vendor financing	$(39)	$255

(1)
Amounts represent cash movement to/from short-term investments. Given the long-term nature of the fiber build, we have invested cash in short-term investments to improve interest income while preserving funding flexibility.

Frontier Communications Parent, Inc.
Unaudited Consolidated Cash Flow Data
	For the year ended
	December 31, 2024	December 31, 2023
($ in millions)

Cash flows provided from (used by) operating activities:
Net (loss) income	$(322)	$29
Adjustments to reconcile net loss to net cash provided from (used by) operating activities:
Depreciation and amortization	1,625	1,415
Pension/OPEB special termination benefit enhancements	12	-
Stock-based compensation	68	108
Amortization of premium	(20)	(25)
Bad debt expense	39	35
Other adjustments	10	12
Deferred income taxes	(27)	78
Change in accounts receivable	28	(43)
Change in long-term pension and other postretirement liabilities	(142)	(325)
Change in accounts payable and other liabilities	301	55
Change in prepaid expenses, income taxes, and other assets	49	5
Net cash provided from operating activities	1,621	1,344

Cash flows provided from (used by) investing activities:
Capital expenditures	(2,783)	(3,211)
Purchases of short-term investments (1)	-	(2,275)
Sale of short-term investments (1)	1,075	2,950
Purchases of long-term investments	-	(62)
Proceeds on sale of assets	20	36
Other	7	6
Net cash used by investing activities	(1,681)	(2,556)

Cash flows provided from (used by) financing activities:
Long-term debt payments	(412)	(68)
Proceeds from long-term debt borrowings	750	2,278
Payments of vendor financing	(463)	(5)
Premium paid to retire debt	-	(10)
Financing costs paid	(31)	(62)
Finance lease obligation payments	(31)	(25)
Proceeds from sale and lease-back transactions	-	30
Taxes paid on behalf of employees for shares withheld	(65)	(9)
Other	(16)	-
Net cash provided from (used by) financing activities	(268)	2,129

Increase (Decrease) in cash, cash equivalents, and restricted cash	(328)	917
Cash, cash equivalents, and restricted cash at the beginning of the period	1,239	322

Cash, cash equivalents, and restricted cash at the end of the period	$911	$1,239

Supplemental cash flow information:
Cash paid during the period for:
Interest	$835	$711
Income tax (refund) payments, net	$(10)	$-

Non-cash investing activities:
Decrease in capital expenditures due to changes in accounts payable and accrued liabilities	$(40)	$(326)
Increase (Decrease) in capital expenditures due to changes in vendor financing	$(239)	$255

(1)
Amounts represent cash movement to/from short-term investments. Given the long-term nature of the fiber build, we have invested cash in short-term investments to improve interest income while preserving funding flexibility.

SCHEDULE A
Frontier Communications Parent, Inc.
Unaudited Financial Data
Reconciliation of Non-GAAP Financial Measures

	For the three months ended			For the year ended
	December 31,	September 30,	December 31,	December 31,	December 31,
($ in millions)	2024	2024	2023	2024	2023

Net income (loss)	$(118)	$(82)	$17	$(322)	$29
Add back (subtract):
Income tax expense (benefit)	(11)	(6)	87	(24)	88
Interest expense	203	203	193	804	653
Investment and other income (loss), net	12	(29)	(177)	(105)	(278)
Operating income	86	86	120	353	492
Depreciation and amortization	429	410	375	1,625	1,415
EBITDA	$515	$496	$495	$1,978	$1,907

Add back:
Pension/OPEB expense	$10	$8	$10	$36	$41
Restructuring costs and other charges	36	28	25	124	73
Stock-based compensation	14	17	27	68	108
Storm-related costs	20	-	-	20	6
Legal settlements (recoveries)	-	-	(8)	25	(8)
Adjusted EBITDA	$595	$549	$549	$2,251	$2,127

EBITDA margin	34.2%	33.3%	34.7%	33.3%	33.2%
Adjusted EBITDA margin	39.5%	36.9%	38.5%	37.9%	37.0%

Free Cash Flow
Net cash provided from operating activities	$294	$618	$296	$1,621	$1,344
Capital expenditures	(792)	(699)	(329)	(2,783)	(3,211)
Payment of vendor financing- capital expenditures	(48)	-	(4)	(463)	(4)
Operating free cash flow	$(546)	$(81)	$(37)	$(1,625)	$(1,871)

SCHEDULE B
Frontier Communications Parent, Inc.
Unaudited Consolidated Financial Data
Reconciliation of Non-GAAP Financial Measures
	For the three months ended			For the year ended
	December 31,	September 30,	December 31,	December 31,	December 31,
($ in millions)	2024	2024	2023	2024	2023
Adjusted Operating Expenses

Total operating expenses	$1,420	$1,403	$1,306	$5,584	$5,259

Subtract:
Depreciation and amortization	429	410	375	1,625	1,415
Pension/OPEB expense	10	8	10	36	41
Restructuring costs and other charges	36	28	25	124	73
Stock-based compensation	14	17	27	68	108
Storm-related costs	20	-	-	20	6
Legal settlements (recoveries)	-	-	(8)	25	(8)
Adjusted operating expenses	$911	$940	$877	$3,686	$3,624

SCHEDULE C
Frontier Communications Parent, Inc.
Selected Financial and Operating Data (1)
(Unaudited)

		As of or for the quarter ended			For the year ended
		December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023

Broadband Revenue ($ in millions)
Total Company	Fiber	$478	$454	$391	$1,778	$1,458
	Copper	138	141	159	585	674
	Total	$616	$595	$550	$2,363	$2,132

Estimated Fiber Passings (in millions)
Base Fiber Passings		3.2	3.2	3.2
Total Fiber Passings		7.8	7.6	6.5

Estimated Broadband Fiber % Penetration
Base Fiber Penetration		46.2%	45.7%	44.5%
Total Fiber Penetration		30.6%	30.2%	30.9%

Broadband Customers, end of period (in thousands)
Consumer	Fiber	2,249	2,157	1,878
	Copper	612	666	822
	Total	2,861	2,823	2,700

Business + Wholesale (2)	Fiber	143	138	129
	Copper	90	96	114
	Total	233	234	243

Broadband Net Adds (in thousands)
Consumer	Fiber	92	104	81
	Copper	(54)	(55)	(48)
	Total	38	49	33

Business + Wholesale (2)	Fiber	5	4	3
	Copper	(6)	(6)	(6)
	Total	(1)	(2)	(3)

Broadband Churn
Consumer	Fiber	1.31%	1.49%	1.20%	1.36%	1.32%
	Copper	2.54%	2.37%	1.86%	2.22%	1.90%
	Total	1.59%	1.71%	1.41%	1.58%	1.52%

Business + Wholesale (2)	Fiber	1.31%	1.50%	1.17%	1.36%	1.28%
	Copper	2.09%	2.05%	1.73%	2.03%	1.74%
	Total	1.62%	1.73%	1.44%	1.65%	1.52%
Broadband ARPU
Consumer	Fiber	$65.98	$65.40	$64.16	$65.54	$63.39
	Copper	62.12	59.16	54.22	58.96	52.43
	Total	$65.11	$63.85	$61.02	$63.78	$59.52

Business + Wholesale (2)	Fiber	$100.08	$98.71	$98.86	$98.78	$99.86
	Copper	64.94	64.98	59.87	63.70	60.39
	Total	$86.09	$84.52	$80.17	$83.67	$79.85

(1)
Certain operational metrics, including passings, penetration, Base Fiber penetration, ARPU and churn are defined in the accompanying Trending Schedule available at Frontier’s website https://investor.frontier.com.

(2)	Business + Wholesale customers include our small, medium business, larger enterprise (SME) customers and wholesale subscribers.